UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 23rd Street New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01         Entry into a Material Definitive Agreement.

On January 29, 2019, Blue Apron, LLC (the “Company”), a wholly-owned subsidiary of Blue Apron Holdings, Inc. (the “Registrant”), entered into a Sixth Amendment to Lease (the “Lease Amendment”) with Dreisbach Enterprises, Inc. (the “Landlord”), which amends that certain Lease, dated as of July 15, 2013, as amended, by and between the Company and the Landlord, for the Company’s Richmond, California fulfillment center. Pursuant to the Lease Amendment, the term of the Lease has been extended from May 31, 2019 to May 31, 2022, and the Company agreed to lease additional space in the building.

In connection with entering into the Lease Amendment, the Company prepaid approximately $2.1 million of rent to the Landlord covering the final six (6) months of the Lease term.

The foregoing description of the Lease Amendment is subject to, and qualified in its entirety by reference to, the full text of the Lease Amendment, which will be filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: February 1, 2019	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
General Counsel and Secretary

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